Exhibit 1.1
BANC OF AMERICA SECURITIES LLC,
BARCLAYS CAPITAL INC.
and
CITIGROUP GLOBAL MARKETS INC.,
as Dealer Managers,
and
JOHNSON CONTROLS, INC.
Dealer Manager Agreement
dated as of August 20, 2009

Dealer Manager Agreement
August 20, 2009
BANC OF AMERICA SECURITIES LLC
Bank of America Tower at One Bryant Park
New York, New York 10036
BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019
CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          1. The Exchange Offer. Johnson Controls, Inc., a Wisconsin corporation (the “Company”), proposes to (a) offer to exchange any or all of its outstanding 6.50% Convertible Senior Notes due 2012 (the “Existing Convertible Notes”) for the following consideration per $1,000 aggregate principal amount of Existing Convertible Notes tendered in such offer: (i) 89.3855 shares of the Company’s common stock, par value $0.01 7/18 per share (the “Common Stock”), (ii) $120.00 in cash and (iii) accrued and unpaid interest on the Existing Convertible Notes to, but excluding, the settlement date (the “Closing Date”) with respect to such exchange offer, and (b) offer to exchange up to 8,550,000 units, or 95%, of its outstanding Equity Units, stated amount $50.00 per unit (the “Existing Equity Units,” and together with the Existing Convertible Notes, the “Existing Securities”), in the form of Corporate Units, comprised of (x) a purchase contract obligating the holder to purchase from the Company shares of Common Stock, and (y) a 1/20 or 5.0% undivided beneficial ownership interest in $1,000 principal amount of the Company’s 11.50% Subordinated Notes due 2042 (the “Subordinated Notes”), for the following consideration per Corporate Unit tendered in such offer: (i) 4.8579 shares of Common Stock and (ii) $6.50 in cash and (iii) a distribution consisting of a pro rata share of accrued and unpaid interest on the Subordinated Notes to, but excluding, the Closing Date of such exchange offer. The offers will be made on the terms and subject to the conditions set forth in the Preliminary Prospectus and the Letter of Transmittal (as defined below), which together, as they may be supplemented or amended, constitute the “Exchange Offer”. The shares of Common Stock issued in the Exchange Offer shall hereinafter be referred to as the “Exchange Securities.”
          2. Engagement as Dealer Managers. The Company hereby engages and appoints Banc of America Securities LLC and Barclays Capital Inc. as the exclusive lead dealer managers and Citigroup Global Markets Inc. as the exclusive co-dealer manager (each a “Dealer Manager” and collectively, the “Dealer Managers” or “you”) for the Exchange Offer and authorizes you to act as such in connection with the Exchange Offer. As Dealer Managers you agree, in accordance with your customary practice, to perform in connection with the

Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, using all reasonable efforts to solicit the tender of Existing Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer. You shall act as an independent contractor in connection with the Exchange Offer with duties solely to the Company and nothing herein contained shall constitute you as an agent of the Company in connection with the solicitation of such Existing Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer; provided, however, that the Company hereby authorizes and designates the Dealer Managers, and/or one or more registered brokers or dealers chosen by the Dealer Managers, to act as the Company’s agent in making the Exchange Offer to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute any Dealer Manager a partner or joint venturer with the Company or any of its subsidiaries. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Managers hereby agree to act in such capacity.
          3. Registration Statement, Prospectus and Offering Materials. (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), a registration statement on Form S-4, including a preliminary prospectus, covering the registration of the Exchange Securities. The term “Pre-Effective Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form filed with the Commission. The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act relating thereto after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement. The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) is herein called the “Prospectus,” except that if the final prospectus furnished to the Dealer Managers for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Managers for such use. The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”). The term “Preliminary Prospectus” as used in this Agreement shall mean the preliminary prospectus used to commence the Exchange Offer (including any documents incorporated in the Preliminary Prospectus by reference) on the date of commencement of the Exchange Offer (the “Commencement Date”).
     (b) The Company has prepared and filed, or agrees that prior to or on the Commencement Date it will file, with the Commission under the Exchange Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offer, including the required exhibits thereto and any documents incorporated by reference therein. The term “Schedule TO” as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.
     (c) In connection with the Exchange Offer, the Company has prepared or will prepare a letter of transmittal (the “Letter of Transmittal”) to be used by holders tendering Existing Securities pursuant to the Exchange Offer and a specimen thereof to be sent by brokers, securities dealers, commercial banks, trust companies and nominees to their clients for whom they hold Existing Securities, including guidelines for certification of Taxpayer Identification Number on Substitute Form W-9.
     (d) The Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus, the Schedule TO, the Letter of Transmittal, the related letters from the Dealer Managers to securities brokers, dealers, commercial banks, trust companies and other nominees, letters for use by brokers to clients holding Existing Securities, letters to beneficial owners of Existing Securities and any newspaper announcements, press releases and other offering materials and information the Company may use, prepare, approve, publicly disseminate, provide to registered or beneficial holders of Existing Securities or authorize for use in connection with the Exchange Offer are herein collectively referred to as the “Exchange Offer Materials.”
          4. Use of Exchange Offer Materials. (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall, to the extent permitted by law, use its reasonable efforts to disseminate the Exchange Offer Materials to each registered holder of any Existing Securities, on or as soon as practicable after the Commencement Date, pursuant to Rule 13e-4 so as to fulfill all requirements thereof as to the commencement of the Exchange Offer not later than the date hereof, under the Exchange Act and comply in all material respects with its obligations thereunder. Thereafter, to the extent practicable until the date three days prior to the expiration date of the Exchange Offer, the Company shall use its reasonable efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Existing Securities prior to such date. The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein without assuming any responsibility on your part for independent verification of any information therein and the Company represents and warrants to you that you may rely on the accuracy and completeness of all of the Exchange Offer Material and any other information delivered to you by or on behalf of the Company in connection with the Exchange Offer without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal and evaluation of the assets or liabilities of the Company.
     (b) The Company agrees to provide you with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with any federal, state or other governmental or regulatory agency or instrumentality (an “Other Agency”), including the Financial Industry Regulatory Authority (“FINRA”), of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel and will give reasonable consideration to you and your counsel’s comments, if any, thereon. The Company agrees that prior to the termination of the Exchange Offer, before amending or supplementing the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Managers and their counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus or the other Exchange Offer Materials. The Company shall not file any such amendment or supplement to which the Dealer Managers shall reasonably object.

     (c) The Company has furnished or shall use its reasonable efforts to furnish to you, or cause the trustees, transfer agents or registrars for the Existing Securities to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Existing Securities as of a recent date, together with their addresses and the number of Existing Securities held by them. Additionally, the Company shall update, or cause the trustees, transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer.
     (d) The Company authorizes the Dealer Managers to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Managers shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Existing Securities.
     (e) The Company authorizes the Dealer Managers to communicate with the information agent (the “Information Agent”) or the exchange agent (the “Exchange Agent”) appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Exchange Agent to advise you, as necessary and at least daily, as to such matters relating to the Exchange Offer as you may reasonably request.
     (f) The Company agrees that any reference to the Dealer Managers in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Managers’ prior consent, which consent shall not be unreasonably withheld.
          5. Withdrawal. In the event that (a) the Company uses or permits the use of, or files with the Commission or any Other Agency, any amendment or supplement to the Pre-Effective Registration Statement or the Registration Statement and any such document (i) has not been previously submitted to you for your and your counsel’s comments or (ii) has been so submitted, and you or your counsel have made comments which have not been reflected in a manner reasonably satisfactory to you or your counsel; (b) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein; (c) the Company amends or revises the Exchange Offer in a manner not reasonably acceptable to you; or (d) the conditions in Section 9 are not satisfied in any material respect; then you shall be entitled upon written notice to the Company to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other indemnified person (as defined in Section 11 below) and without loss of any right to (x) indemnification or contribution provided in Section 11 or to (y) the payment of all fees and expenses payable pursuant to Sections 6 and 7 below which have accrued through the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 6, the aggregate principal amount of Existing Convertible Notes and the aggregated number of Existing Equity Units tendered pursuant to the Exchange Offer as of the close of business on the date of such withdrawal which are thereafter acquired by the Company or any of its subsidiaries or affiliates pursuant to the Exchange Offer or otherwise shall be deemed to have been acquired as of the date of such withdrawal).
          6. Fees and Expenses of the Dealer Managers. The Company agrees to pay to the Dealer Managers, as compensation for their services hereunder, the fees set forth on Schedule I hereto, payable upon settlement of the Exchange Offer; provided that the Company shall be under no obligation pursuant to this Agreement to settle the Exchange Offer or to pay the foregoing compensation, unless the Company actually settles the

Exchange Offer. The Company agrees to reimburse the reasonable out-of-pocket expenses of the Dealer Managers incurred in connection with the Exchange Offer (including, without limitation, the reasonable out-of-pocket legal fees and expenses of the Dealer Managers’ counsel in connection with the Exchange Offer).
          7. Other Expenses and Reimbursement of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (a) all expenses incident to the preparation, issuance, execution and delivery of the Exchange Securities, (b) all advertising expenses related to the Exchange Offer and all fees and expenses incurred in marketing the Exchange Offer, including but not limited to road show presentations, if any, (c) all fees and expenses of the registrar and transfer agent, the Information Agent and the Exchange Agent and the trustee(s), purchase contract agents, and collateral agents for the Existing Securities and Exchange Securities, (d) all fees and expenses of the Company’s independent public or certified public accountants and other advisors, (e) all fees, costs and expenses incurred in connection with (i) the registration or qualification of the Exchange Securities under the laws of such jurisdictions as the Dealer Managers may reasonably designate (including, without limitation, reasonable fees of counsel for the Dealer Managers and its reasonable disbursements), and (ii) any filing with FINRA, (f) all costs and expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus (including financial statements, exhibits, schedules, consents and certificates of experts, and amendments and supplements thereto), and, under the Exchange Act, of the Schedule TO, (g) all costs and expenses incurred in connection with the printing (including word processing and duplication costs), shipping, distribution and delivery of all Exchange Offer Materials (including, without limitation, any preliminary and supplemental blue sky memoranda), and (h) all costs and expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers.
          8. Representations, Warranties and Certain Agreements of the Company. The Company represents and warrants to you, and agrees with you, that as of the Commencement Date and at each Closing Date (provided that for purposes of representations, warranties and agreements in subsections (f) through (t) of this Section 8 made at a Closing Date, all references to the Pre-Effective Registration Statement and the Preliminary Prospectus shall be deemed to refer to the Registration Statement and the Prospectus, respectively):
     (a) The Pre-Effective Registration Statement, including the Preliminary Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and has been filed with the Commission as of the Commencement Date and is expected by the Company to become effective not later than the scheduled expiration date of the Exchange Offer. The Company will file such amendments to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Securities Act as may hereafter be required. Copies of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, including all amendments thereto and all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or are threatened by the Commission.

     (b) The Schedule TO has been prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and has been or will, at prior to commencement of the Exchange Offer, be filed with the Commission; and the Company will file such amendments to such Schedule TO as may hereafter be required. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel.
     (c) (i) The Exchange Offer Materials, including the Pre-Effective Registration Statement, the Preliminary Prospectus and the Schedule TO, comply as of the Commencement Date and, the Exchange Offer Materials, including the Registration Statement, the Prospectus and the Schedule TO as amended or supplemented, if applicable, will comply as of the effective date of the Registration Statement and as of the Closing Date, in all material respects, with the Securities Act and the Exchange Act; (ii) the Pre-Effective Registration Statement does not, and the Registration Statement, when it becomes effective and as amended or supplemented thereafter, if applicable, will not, contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectus or other Exchange Offer Materials contains, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as of its date and, as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 8(c) do not apply to statements or omissions in the Exchange Offer Materials, including the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus, or, in each case, any amendment or supplement thereto, based upon information relating to the Dealer Managers furnished to the Company in writing by the Dealer Managers expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf the Dealer Managers consists of the information described as such in Section 11(b) hereof.
     (d) The documents incorporated or deemed to be incorporated by reference in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at the time the Registration Statement and any amendments thereto become effective and at the Commencement Date and the Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Exchange Securities in exchange for the Existing Securities pursuant to the Exchange Offer, any offering material in connection with the Exchange Offer other than the Exchange Offer Materials. A complete and correct copy of the Exchange Offer Materials other than the Registration Statement and the Prospectus has been furnished to you or will be furnished to you no later than the Commencement Date.

     (f) Each of the Company and each subsidiary of the Company has been duly organized and is validly existing in good standing (or its equivalent) under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own its properties and conduct its business as described in the Pre-Effective Registration Statement and the Preliminary Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (or its equivalent) under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and in which the failure to so qualify would have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, results of operations or properties of the Company and its subsidiaries, taken as a whole.
     (g) PricewaterhouseCoopers LLP (“PwC”), who have reported on the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Pre-Effective Registration Statement, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations thereunder.
     (h) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Pre-Effective Registration Statement and the Preliminary Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates indicated, and the consolidated results of the operations of the Company and its subsidiaries, and the consolidated cash flows of the Company and its subsidiaries, respectively, for the periods specified. Such consolidated financial statements comply as to form with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The supporting schedule, if any, included or incorporated by reference in the Pre-Effective Registration Statement presents fairly the information required to be stated therein. The ratios of earnings to fixed charges for the Company included in the Preliminary Prospectus under the caption “Ratio of Earnings to Fixed Charges” have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected consolidated financial data of the Company included or incorporated by reference in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Pre-Effective Registration Statement.
     (i) The Company has an authorized capitalization as set forth in the Pre-Effective Registration Statement and the Preliminary Prospectus and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable (except with respect to former Section 180.0622(2) of the Wisconsin Business Corporation Law to the extent not repealed), and except as otherwise set forth in the Pre-Effective Registration Statement and the Preliminary Prospectus, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
     (j) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The

Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (k) The Company, in respect of itself and its subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pre-Effective Registration Statement and the Preliminary Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting with respect to the Company and its subsidiaries.
     (l) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (m) Except as to matters disclosed in the Pre-Effective Registration Statement and the Preliminary Prospectus, (i) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (n) Except as to matters disclosed in the Pre-Effective Registration Statement and the Preliminary Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).
     (o) None of the execution by the Company of this Agreement or of the Exchange Agent Agreement or the Information Agent Agreement (together, the “Transaction Documents”), the issuance and sale of the Exchange Securities, the consummation of the Exchange Offer or the performance by the Company of any of its obligations under this Agreement or the Transaction Documents will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.
     (p) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.
     (q) The Existing Securities and Exchange Securities conform in all material respects to the descriptions thereof in the Pre-Effective Registration Statement and the Preliminary Prospectus.
     (r) The Exchange Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered on the Closing Date, will be duly and validly issued, fully paid and non-assessable (except with respect to former Section 180.0622(2) of the Wisconsin Business Corporation Law to the extent not repealed) and will conform in all material respects to the description thereof contained in the Pre-Effective Registration Statement and the Preliminary Prospectus; and the issuance of the Exchange Securities will not be subject to any preemptive or similar rights of any securityholder of the Company.
     (s) The statements set forth in the Preliminary Prospectus under the captions “Material United States Federal Income Tax Considerations,” “Description of Our Capital Stock” and “Comparison of Rights of Holders of Convertible Notes, Corporate Units and Our Common Stock” are accurate in all material respects and fairly present the information provided.
     (t) No holders of securities of the Company have rights to the registration of such securities under the Pre-Effective Registration Statement.
     (u) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Pre-Effective Registration Statement and the Preliminary Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Pre-Effective Registration Statement and the Preliminary Prospectus.
     (v) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and (other than the Exchange Securities) is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company will file a listing application and all required supporting documents with respect to the Exchange Securities with the NYSE and take further actions as are necessary to arrange for the listing of the Exchange Securities on the NYSE as promptly as is reasonably practicable.

     (w) The Exchange Offer and all other actions by the Company contemplated in the Exchange Offer Materials and this Agreement have been duly and validly authorized by all necessary corporate action by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions.
     (x) The Company has filed and will continue to file with the Commission pursuant to Rule 13e-4(c)(1) of the Exchange Act (or Rule 425 of the Securities Act) all written communications made by the Company or any affiliate of the Company in connection with or relating to the Exchange Offer that are required to be filed with the Commission, in each case on the date of their first use.
          9. Conditions to Dealer Managers’ Obligations. The obligations of the Dealer Managers hereunder are subject, as of the Commencement Date and at all times on the applicable Closing Date, to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) You shall have received, on the Commencement Date and the Closing Date, letters, dated the Commencement Date and the Closing Date, respectively, from PwC in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited consolidated financial statements and certain financial information contained in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus.
     (b) (i) The Company shall have filed the Pre-Effective Registration Statement with the Commission not later than the date hereof and the Pre-Effective Registration Statement shall become effective prior to the expiration date of the Exchange Offer; and (ii) no stop order refusing or suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and any request for additional information shall have been complied with to the reasonable satisfaction of the Dealer Managers’ counsel.
     (c) There shall not have been any decrease in the rating of any of the Company’s debt securities by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Group (“S&P”), and neither Moody’s nor S&P shall have given the Company notice of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (d) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Pre-Effective Registration Statement (exclusive of any amendment thereof after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Preliminary Prospectus (exclusive of any supplement thereto after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 4 hereof) or any other Exchange Offer Materials (exclusive of any supplement thereto after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 4 hereof), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (a) of this Section 9 or (ii) any change, or any development involving a prospective change, in or affecting the business, financial condition or properties of the Company and its subsidiaries on a consolidated basis the effect of which in any case referred to in paragraph (d)(i) or (ii) of this Section 9, is, in the judgment of the Dealer Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the Exchange Offer as contemplated by the Pre-Effective Registration Statement (exclusive of any amendment thereof after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Preliminary Prospectus (exclusive of any supplement thereto after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 4 hereof) or any other Exchange Offer Materials (exclusive of any supplement thereto after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 4 hereof).
     (e) On the Commencement Date and the Closing Date, you shall have received a written certificate, dated such date and executed by the Chairman of the Board or President and the principal financial or accounting officer of the Company, solely in their respective capacities as such, to the effect that:
     (i) the representations, warranties of the Company contained in this Agreement are true and correct on the date hereof and on the Closing Date as though expressly made on and as of the date of such certificate (provided that for purposes of the foregoing statement made in the certificate on the Closing Date, all references in Sections 8(f) through 8(t) of this Agreement to the Pre-Effective Registration Statement and the Preliminary Prospectus shall be deemed to refer to the Registration Statement and the Prospectus, respectively), and the Company has performed or complied with all agreements and covenants herein contained and required to be performed or complied with by it on or prior to the date of such certificate;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Pre-Effective Registration Statement or the Preliminary Prospectus (in each case exclusive of any amendment or supplement thereto after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 4 hereof), there has been no Material Adverse Effect, except as set forth in the Pre-Effective Registration Statement and the Preliminary Prospectus (in each case exclusive of any amendment or supplement thereto after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 4 hereof).
     (f) On the Commencement Date and the Closing Date, the Dealer Managers shall have received the favorable opinion of Jerome D. Okarma, Vice President, Secretary and General Counsel of the Company, the form of which is attached as Schedule II.
     (g) On the Commencement Date and the Closing Date, the Dealer Managers shall have received the favorable opinion of Foley & Lardner LLP, special counsel for the Company, dated as of such date, the form of which is attached as Schedule III.
     (h) On the Closing Date, the Dealer Managers shall have received the favorable opinion of Mayer Brown LLP, counsel for the Dealer Managers, in form and substance satisfactory to the Dealer Managers.
     (i) The Exchange Securities shall have been authorized for listing on the NYSE, subject to official notice of issuance, and reasonably satisfactory evidence of such actions shall have been provided to the Dealer Managers.

     (j) Prior to the Closing Date, the Company shall have furnished to the Dealer Managers such further information, certificates and documents as the Dealer Managers may reasonably request.
If any of the conditions specified in this Section 9 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Dealer Managers and counsel for the Dealer Managers, this Agreement and all obligations of the Dealer Managers hereunder may be canceled at, or at any time prior to, the Closing Date by the Dealer Managers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          10. Covenants of the Company. The Company covenants and agrees with the Dealer Managers:
     (a) To use its reasonable efforts to cause the Pre-Effective Registration Statement, and any amendment of the Registration Statement, to become effective as soon as possible but no later than the expiration date of the Exchange Offer; to use its reasonable efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; to promptly advise the Dealer Managers in writing (i) of the receipt of any comments from the Commission relating to the Exchange Offer, (ii) when the Registration Statement, any post-effective amendment to the Registration Statement or any abbreviated Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Exchange Offer Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance by the Commission of any stop order refusing or suspending the use of any of the Exchange Offer Materials or any qualification of the Exchange Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (B) the institution or threatening of any proceedings for any of such purposes, (C) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept Exchange Securities tendered pursuant to the Exchange Offer, or (D) the institution of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or the threatening or initiation of any proceedings for any such purposes. The Company will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.
     (b) To comply with the Securities Act and the Exchange Act in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby, as applicable. If, at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Managers or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the

Securities Act or Exchange Act, the Company will promptly prepare, file with the Commission, subject to Section 4(b) hereof, and furnish, at their own expense, to the Dealer Managers and to the dealers (whose names and addresses will be furnished to the Company by the Dealer Managers) by which Existing Securities may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements.
     (c) During such period beginning on the date hereof and ending on such date as, in the opinion of counsel for the Dealer Managers, the Prospectus is no longer required by law to be delivered in connection with the Exchange Offer, to file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (d) To cooperate with the Dealer Managers and Dealer Managers’ counsel to qualify or register the Exchange Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Dealer Managers; to comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the consummation of the Exchange Offer; and in each jurisdiction in which the Exchange Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.
     (e) To make generally available to its security holders and to the Dealer Managers an earnings statement covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (f) To use its reasonable efforts to advise or cause the Exchange Agent to advise the Dealer Managers at 4:00 p.m., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Existing Securities tendered as follows: (i) the aggregate principal amount of Existing Convertible Notes and the aggregate number of Existing Equity Units validly tendered on such day; and (ii) the aggregate principal amount of Existing Convertible Notes and the aggregate number of Existing Equity Units properly withdrawn on such day.
     (g) Without limiting Sections 5, 7 and 12 of this Agreement, if the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the obligations of the Dealer Managers hereunder, the Company agrees to reimburse the Dealer Managers for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of the Dealer Managers’ counsel) incurred by the Dealer Managers in connection with the Exchange Offer and the Transaction Documents.
     (h) The Company will cooperate with the Dealer Managers and use its reasonable efforts to cause the Exchange Securities to be listed on the New York Stock Exchange.
     (i) The Company will not take, directly or indirectly, any action that is designed to cause or result, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Exchange Securities or the tender of Existing Securities in the Exchange Offer.
          11. Indemnification and Contribution. The Company agrees as follows:
     (a) The Company agrees to indemnify and hold harmless each Dealer Manager, the directors, officers, employees and agents of each Dealer Manager and each person who controls any Dealer Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus or any other Exchange Offer Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Dealer Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Dealer Manager severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Dealer Manager, but only with reference to written information relating to such Dealer Manager furnished to the Company by or on behalf of such Dealer Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Dealer Manager may otherwise have. The parties agree that the names, addresses and phone numbers of the Dealer Managers constitute the only information furnished in writing by or on behalf of the several Dealer Managers for inclusion in the documents referred to in the foregoing indemnity, and the Dealer Managers confirm that such statements are correct.
     (c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party and any others entitled to indemnification pursuant to Section 11 that the indemnifying party may designate in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel) for all indemnified parties) if (i) the indemnified party shall have reasonably determined that use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or failure to act, by or on behalf of any indemnified party.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Dealer Managers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Dealer Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Dealer Managers on the other from the Exchange Offer; provided, however, that in no case shall any Dealer Manager (except as may be provided in any agreement among Dealer Managers relating to the Exchange Offer) be responsible for any amount in excess of the compensation received by such Dealer Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Dealer Managers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Dealer Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the maximum aggregate value of the consideration proposed to be paid by the Company pursuant to the Exchange Offer, and benefits received by the Dealer Managers shall be deemed to be equal to the total compensation, if any, payable to the Dealer Managers pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of a material fact or omission to state a material fact relates to information provided by the Company on the one hand or the Dealer Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Company and the Dealer Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person who controls a Dealer Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of a Dealer Manager shall have the same rights to contribution as such Dealer Manager, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). For the avoidance of doubt, the contribution obligations of the Dealer Managers under this paragraph (d) are several and not joint.
          12. Termination of this Agreement. This Agreement shall terminate upon the earliest to occur of (i) thirty days after the expiration date of the Exchange Offer, (ii) any of the conditions specified in Section 9 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 9 (and the Dealer Managers shall have notified the Company thereof), (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason, or (iv) any withdrawal by the Dealer Managers pursuant to Section 5 hereof.
          13. Representations, Warranties, Covenants, Indemnities and Agreements to Survive. All representations, warranties, covenants and agreements of the Company and the Dealer Managers herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 11 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Dealer Managers or any person controlling the Dealer Managers within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or any of its respective officers, directors or controlling persons within the meaning of the Securities Act or the Exchange Act, and shall survive the consummation of the Exchange Offer.
          14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Dealer Managers:
BANC OF AMERICA SECURITIES LLC
Bank of America Tower at One Bryant Park
New York, NY 10036
Fax: 704-208-2869
Attention: John Servidio, Vice President & Counsel
BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019
Fax: 646-834-0584
Attention: Liability Management Group
CITIGROUP GLOBAL MARKETS INC.
390 Greenwich Street
New York, New York 10013
Fax: (212) 723-8971
Attention: Liability Management Group

with a copy to:
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Fax: 312-706-8106
Attention: Edward S. Best
If to the Company:
Johnson Controls, Inc.
5757 North Green Bay Avenue
Milwaukee, Wisconsin 53201
Fax: (414) 524-2077
Attention: General Counsel
with a copy to:
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Email: pquick@foley.com
Fax: (414) 297-4900
Attention: Patrick G. Quick
Any party hereto may change the address for receipt of communications by giving written notice to the others.
          15. Successors. This agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, agents, officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.
          16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
          17. Governing Law Provisions. (a) This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.
          (b) Any legal suit, action or proceeding arising out of or based upon this Agreement, the Exchange Securities, the Exchange Offer Materials or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process summons notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
          (c) THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
          18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The descriptive headings herein are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.
          The Company acknowledges and agrees that (i) you and your affiliates are engaged in a broad range of securities activities and may provide financing, advisory or other services to parties whose interests may conflict with those of the Company and (ii) you or such affiliates may, for your own account or the account of customers, purchase or sell, or hold a long or short position in, securities of the Company, including the Existing Securities and/or Exchange Securities and that you may or may not tender any such Existing Securities in the Exchange Offer.
          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 11 and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus, the Schedule TO and any of the Exchange Offer Materials (and any amendments or supplements thereto), as required by the Securities Act and the Exchange Act.
          The Company acknowledges and agrees that the Dealer Managers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Exchange Offer contemplated hereby (including in connection with determining the terms of the Exchange Offer) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Dealer Managers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer Managers shall have no responsibility or liability to the Company with respect thereto. Any review by the Dealer Managers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealer Managers and shall not be on behalf of the Company.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, JOHNSON CONTROLS, INC.
By:	/s/ R. Bruce McDonald
	Name:	R. Bruce McDonald
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Frank A. Voltolina
	Name:	Frank A. Voltolina
	Title:	Vice President and Corporate Treasurer

          The foregoing Dealer Manager Agreement is hereby confirmed and accepted by the Dealer Managers in New York, NY as of the date first above written.
          Accepted and agreed as of the date first above written:

BANC OF AMERICA SECURITIES LLC
By:	/s/ Robert W. Balmos
	Name:	Robert W. Balmos
	Title:	Managing Director

BARCLAYS CAPITAL INC.
By:	/s/ Pamela Au
	Name:	Pamela Au
	Title:	Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Andrew D. Murry
	Name:	Andrew D. Murry
	Title:	Vice President

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